ARTICLES OF INCORPORATION

                                       OF

                         CYBERGAMES INTERNATIONAL, INC.


         I, the undersigned natural person of the age of twenty-one years or more, acting as incorporator of a corporation under the Revised Statues of the State of Nevada (the "Statutes"), adopt the following articles of incorporation for such corporation:

                                ARTICLE I - NAME

         The name of this corporation is CYBERGAMES INTERNATIONAL, INC.

                           ARTICLE II - RESIDENT AGENT

         The street address of the corporation's initial resident office and the name of the corporation's initial resident agent at that office are:

                                   James Egide
                              313 Elk's Point Road
                                 P.O. Box 11927
                              Zephyr Cove, NV 89448

                              ARTICLE III - SHARES

         The aggregate number of shares which this corporation shall have authority to issue is 20,000,000 shares of $0.001 par value per share stock. All stock of the corporation shall be of the same class, common, and shall have the same rights and preferences.

                             ARTICLE IV - DIRECTORS

         The governing board of this corporation shall be known as directors. The number of directors constituting the initial Board of Directors is one (1). Thereafter, the number of directors shall be determined by the Bylaws. The name and address of the initial director who is to serve as such until the first annual meeting of shareholders, or until his successor is elected and qualified, subject, however, to prior death, resignation, retirement, disqualification, or removal from office are:

                                   James Egide
                              313 Elk's Point Road
                                 P.O. Box 11927
                              Zephyr Cove, NV 89448

                               ARTICLE V - PURPOSE

         The nature of the business and purposes proposed to be transacted, promoted, or carried on by this corporation is to engage in any lawful activity permitted under the Statutes.



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                      ARTICLE VI - LIMITATION ON LIABILITY

         To the fullest extent permitted by the Statutes as now in effect or as they may hereafter be amended, a director or any officer of this corporation shall not be personally liable to the corporation or its shareholders for damages for breach of fiduciary duty as director or officer.

         Neither any amendment nor repeal of this Article VI, nor the adoption of any provision in these Articles of Incorporation inconsistent with this
Article Vi, shall eliminate or reduce the effect of this Article VI in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article VI, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

                           ARTICLE VII - INCORPORATOR

         The name and address of the incorporator signing these Articles of Incorporation are as follows:

                                                    James Egide
                                               313 Elk's Point Road
                                                  P.O. Box 11927
                                               Zephyr Cove, NV 89448


                                                          /s/ James Egide
                                                          ---------------


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STATE OF UTAH            )
                         : ss.
COUNTY OF SALT LAKE      )

         The foregoing document was acknowledged before me this 24th day of January , 1997.


                                                          /s/ John H. Wood
                                                          -----------------
                                                              Notary Public


           CERTIFICATE OF ACCEPTANCE OF APPOINTMENT OF RESIDENT AGENT
           ----------------------------------------------------------

         James Egide hereby accepts appointment as Resident Agent for the above-named corporation.


                                                 /s/ James Egide
                                                 ---------------
                                                     James Egide

                                                 Date:  January 24, 1997
                                                      -------------------


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